Exhibit 99.1

VINCE HOLDING CORP. ANNOUNCES THE SALE OF THE INTELLECTUAL PROPERTY OF REBECCA TAYLOR, INC.

NEW YORK, New York – December 23, 2022 – Vince Holding Corp. (NYSE: VNCE), a global contemporary retailer led primarily by the Vince Brand (“Vince” or the “Company”), today announced that the Company’s indirectly wholly owned subsidiary, Rebecca Taylor, Inc., completed the sale of its intellectual property and certain related ancillary assets to RT IPCO, LLC, an affiliate of Ramani Group. The sale was completed as part of the wind down of the Rebecca Taylor business previously announced by the Company.

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global contemporary retailer led primarily by the Vince brand. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Known for its range of luxury products, Vince offers women’s and men’s ready-to-wear, footwear and accessories through 50 full-price retail stores, 17 outlet stores, and its e-commerce site, vince.com and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

Investor Relations Contact:

ICR, Inc.
Caitlin Churchill, 646-277-1274
Caitlin.Churchill@icrinc.com